WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
SECOND QUARTER 2014

FOR IMMEDIATE RELEASE

Boston, Massachusetts – August 7, 2014 – Winthrop Realty Trust (NYSE:FUR) (the “Company” or “Winthrop”), a leading real estate value investor, today announced financial and operating results for the second quarter ended June 30, 2014.  All per share amounts are on a diluted basis.  Due to shareholder approval of the plan of liquidation on August 5, 2014, the Company has determined not to report Funds From Operations.

Financial Results

Three Months Ended June 30, 2014

Net income applicable to common shares for the quarter ended June 30, 2014 was $6.1 million, or $0.17 per common share as compared with net income of $5.5 million, or $0.17 per common share for the quarter ended June 30, 2013.

Six Months Ended June 30, 2014

Net income applicable to common shares for the six months ended June 30, 2014 was $3.8 million, or $0.11 per common share as compared with net income of $16.4 million, or $0.50 per common share for the six months ended June 30, 2013.  This year’s income is reduced by $11.6 million related to non-cash impairments required to be recognized under GAAP as the result of a shortened hold period now required for the Company’s long term assets due to the adoption of a plan of liquidation.  The shortened hold period resulted in the Company reducing its June 30, 2014 carrying value for financial statement purposes to the current fair value of Winthrop’s Corporetum property located in Lisle, Illinois and its Kroger property located in Greensboro, North Carolina which adjustments were taken during the first quarter of this year and 223 W. Jackson and Northwest Atlanta which were taken during the second quarter of this year.

Net Asset Value as of June 30, 2014 and Performance Table

Winthrop’s estimated range of net asset value per common share at June 30, 2014 is $13.63 to $15.99 as compared to $13.79 to $15.79 at March 31, 2014.  As a result of the plan of liquidation, the Company deducted from its net asset value at June 30, 2014 estimated property level and corporate level transaction costs expected to be incurred as the result of the liquidation.  The Company continues to reflect its 701 Seventh Avenue investment at cost plus the unpaid 12% return.  In addition, our quarterly supplement contains an investment performance table that presents the internal rate of return for each investment made and sold or otherwise liquidated since January 1, 2009.  The pooled weighted internal rate of return on these investments is 26%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

Beginning next quarter, in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company will report its financial results on the liquidation basis of accounting.  The Company will no longer report net asset value in its supplemental report.  The liquidation basis of accounting is not directly comparable to the Company’s previously reported net asset value due to certain differences in the methodology required under GAAP.  The liquidation basis of accounting requires, among other things, that management estimate sales proceeds on an undiscounted basis as well as include in the Company’s assets and liabilities the undiscounted future revenues and expenses of the Company.

2014 Second Quarter Activity and Subsequent Events

•
Sold its office properties referred to as Crossroads I and Crossroads II located in Englewood, Colorado for an aggregate sale price of $31.1 million.  After costs and pro-rations the Company received net proceeds of approximately $29.6 million.

•	Sold its office property located in Amherst, New York for $24.5 million. After costs and pro-rations the Company received net proceeds of approximately $23.7 million.

•	Acquired in open market transactions $11.2 million of its outstanding Senior Notes for a purchase price of $11.7 million.

•	On July 7, 2014 acquired for $14.0 million the remaining 50% participation interest not owned by the Company in the mezzanine loan indirectly secured by Water’s Edge at Playa Vista.

•	On August 6, 2014, sold its interest in its Fenway Wateridge venture to its venture partner for approximately $2.38 million.

•
On August 6, 2014, received payment in full on the mezzanine loan held in a joint venture and indirectly secured by seven office properties in Stamford, Connecticut.  The Company’s share of net proceeds is approximately $9.41 million.

•	On August 6, 2014, received payment in full on the B-Note secured by The Shops at Wailea. The Company received net proceeds of approximately $7.55 million.

•
On August 5, 2014, holders of approximately 73% of the outstanding common shares voted in favor of the adoption of a plan of liquidation.  As a result, the Company will seek to sell all of its assets in an orderly fashion with a view towards completing the liquidation by no later than August 5, 2016.

Third Quarter 2014 Dividend Declarations

The Company’s Board of Trustees is declaring a regular quarterly cash dividend for the third quarter of 2014 of $0.578125 per Series D preferred share payable on September 30, 2014 to Series D preferred shareholders of record on September 12, 2014.

As a result of the adoption by the Company of the plan of liquidation, pursuant to the terms of the Company’s organizational documents, dividends to the common shareholders will be suspended until the Company has distributed on account of each Series D preferred share its liquidation preference of $25.00 plus all accrued and unpaid dividends thereon.

Conference Call Information

The Company will host a conference call to discuss its second quarter 2014 results today, Thursday, August 7, 2014 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through September 7, 2014 by dialing (877) 660-6853; conference ID 13586182.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate collateralized debt, REIT preferred and common stock.  For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and six months ended June 30, 2014 and 2013 are as follows (in thousands except per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$20,165	$12,372	$39,228	$23,769
Interest, dividends and discount accretion	2,752	4,307	8,249	9,627
	22,917	16,679	47,477	33,396
Expenses
Property operating	7,150	3,870	14,581	7,555
Real estate taxes	2,420	1,213	4,615	1,950
Depreciation and amortization	6,652	3,894	13,883	7,747
Interest	5,830	6,143	11,524	11,615
Impairment loss on investments in real estate	-	-	9,200	-
General and administrative	2,144	1,094	3,786	1,936
Related party fees	2,399	2,291	4,774	4,557
Transaction costs	319	46	569	52
State and local taxes	93	124	105	138
	27,007	18,675	63,037	35,550
Other income (loss)

Equity in income of equity investments	4,178	4,524	10,372	12,393
Earnings from preferred equity investments	564	185	571	387
Loss on extinguishment of debt	(564)	-	(564)	-
Realized gain (loss) on sale of securities carried at fair value	-	-	2	(102)
Unrealized loss on securities carried at fair value	-	(1,860)	-	(142)
Unrealized gain on loan securities carried at fair value	-	215	-	215
Settlement expense	-	(134)	-	(134)
Interest and other income	122	116	207	185
	4,300	3,046	10,588	12,802
Income (loss) from continuing operations	210	1,050	(4,972)	10,648

Discontinued operations
Income from discontinued operations	6,772	6,695	11,151	10,048
Net income	6,982	7,745	6,179	20,696
Net loss attributable to non-controlling interests	1,980	629	3,423	1,424
Net income attributable to Winthrop Realty Trust	8,962	8,374	9,602	22,120
Preferred dividends of Series D Preferred Shares	(2,786)	(2,786)	(5,573)	(5,573)
Amount allocated to Restricted Common Shares	(97)	(98)	(192)	(124)
Net income attributable to Common Shares	$6,079	$5,490	$3,837	$16,423

Per Common Share Data – Basic
Income (loss) from continuing operations	$(0.02)	$(0.03)	$(0.20)	$0.20
Income from discontinued operations	0.19	0.20	0.31	0.30
Net income attributable to Common Shares	$0.17	$0.17	0.11	$0.50

Per Common Share Data – Diluted
Income (loss) from continuing operations	$(0.02)	$(0.03)	$(0.20)	$0.20
Income from discontinued operations	0.19	0.20	0.31	0.30
Net income attributable to Common Shares	$0.17	$0.17	$0.11	$0.50

Basic Weighted-Average Common Shares	35,824	33,037	35,820	33,032
Diluted Weighted-Average Common Shares	35,824	33,037	35,820	33,041

Comprehensive income
Consolidated net income	$6,982	$7,745	$6,179	$20,696
Change in unrealized gain (loss) on interest rate derivative	(493)	131	(638)	130
Consolidated comprehensive income	6,489	7,876	5,541	20,826
Net loss attributable to non-controlling interests	1,980	629	3,423	1,424

Comprehensive loss attributable to non-controlling interests	1,980	629	3,423	1,424
Comprehensive income attributable to Winthrop Realty Trust	$8,469	$8,505	$8,964	$22,250

Consolidated Balance Sheets:
(in thousands, except share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$87,520	$82,215
Buildings and improvements	567,342	588,653
	654,862	670,868
Less: accumulated depreciation	(50,451)	(56,448)
Investments in real estate, net	604,411	614,420
Cash and cash equivalents	133,576	112,512
Restricted cash held in escrows	14,821	13,372
Loans receivable, net	44,617	101,100
Secured financing receivable	30,659	30,728
Accounts receivable, net of allowances of $149 and $414, respectively	2,217	2,229
Accrued rental income, net of allowance of $339 and $0, respectively	8,970	19,760
Loan securities carried at fair value	226	226
Preferred equity investments	5,848	6,485
Equity investments	196,538	149,085
Lease intangibles, net	49,874	49,866
Deferred financing costs, net	5,563	6,189
Other assets	3,451	3,314
Assets held for sale	2,396	23,038
TOTAL ASSETS	$1,103,167	$1,132,324

LIABILITIES
Mortgage loans payable	$474,107	$444,933
Senior notes payable	75,072	86,250
Secured financings	-	29,150
Notes payable	1,661	1,742
Accounts payable, accrued liabilities and other liabilities	20,422	26,266
Related party fees payable	2,771	2,831
Dividends payable	6,251	6,099
Deferred income	721	1,353
Below market lease intangibles, net	10,307	2,399
Liabilities of assets held for sale	-	21,638
TOTAL LIABILITIES	$591,312	$622,661

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares issued and outstanding at June 30, 2014 and December 31, 2013	120,500	120,500
Common Shares of beneficial interest, $1 par, unlimited shares authorized; 36,417,584 and 36,401,438 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	35,825	35,809
Additional paid-in capital	648,614	647,121
Accumulated distributions in excess of net income	(330,237)	(322,432)
Accumulated other comprehensive loss	(762)	(124)
Total Winthrop Realty Trust Shareholders’ Equity	473,940	480,874
Non-controlling interests	37,915	28,789
Total Equity	511,855	509,663
TOTAL LIABILITIES AND EQUITY	$1,103,167	$1,132,324

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended June 30, 2014 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

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Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614